     As Filed with the Securities and Exchange Commission on June 7, 1995.
                                      Registration No. 33-____________________
==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                 SYSTEMED INC.
               (Exact Name of Registrant as Specified in Charter)

           Delaware                                    95-2544661
(State or Other Jurisdiction of                     (I.R.S. Employer
Incorporation or Organization)                     Identification No.)

                          ____________________________

                        970 West 190th Street, Suite 400
                              Torrance, CA  90502
                    (Address of Principal Executive Offices)
                          ____________________________

                      Nonqualified Stock Option Plan-1986
                            (Full Title of the Plan)
                          ____________________________

                                 Kenneth J. Kay
                         Senior Vice President, Finance
                               and Administration
                                 Systemed Inc.
                        970 West 190th Street, Suite 400
                              Torrance, CA  90502
                                 (310) 538-5300
                      (Name, Address and Telephone Number,
                   Including Area Code, of Agent for Service)
                          ____________________________


====================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                             Proposed                Proposed
                                      Amount                 Maximum                 Maximum
              Title of                to be              Offering Price             Aggregate           Amount of
    Securities to be Registered     Registered            Per Share(1)           Offering Price     Registration Fee
____________________________________________________________________________________________________________________
Common Stock, par value
  $.001 per share   . . . . . . . . 2,000,000               $6.875                 $13,750,000            $4,741

====================================================================================================================

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) and based on the average of the high and low sales prices of the Common Stock of Systemed Inc. on June 2, 1995.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.
- -------------------------------------------------

                 The following documents, which have been previously filed by Systemed Inc. ("Registrant") with the Securities and Exchange Commission, are hereby incorporated herein by reference:

                 a. the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 ("Annual Report") filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act");

                 b. all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

                 c. the description of the Registrant's Common Stock which is contained in a registration statement filed by the Registrant under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

                 All documents subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, notwithstanding anything to the contrary, the Registrant's Compensation Report and the Performance Graph included in the Registrant's Proxy Statements shall not be deemed to be incorporated by reference into this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.
- -----------------------------------

                 Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.
- ------------------------------------------------

                 Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.
- ---------------------------------------------------

                 The Registrant's Bylaws provide for indemnification of directors, officers, employees and other agents ("Agents") of the Registrant against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an Agent of the Registrant to the full extent permitted by the Delaware General Corporation Law.

                 The Delaware General Corporation Law, as presently in effect, provides that an Agent of a corporation (i) must be indemnified by the corporation for all expenses incurred by him (including attorneys' fees) when he is successful on the merits or otherwise in defense of any proceeding brought by reason of the fact that he is or was an Agent of the corporation ("Proceeding"), (ii) may be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any Proceeding (other than a Proceeding by or in the right of the corporation) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses (including attorneys' fees) incurred by him in the defense of a Proceeding brought by or in the right of the corporation even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no indemnification may be made under the circumstances described in clause (iii) if the Agent is adjudged liable to the corporation, unless a court determines that, despite the adjudication of liability but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification for the expenses which the court shall deem proper. The indemnification described in clauses (ii) and (iii) above (unless ordered by a court) may be made only as authorized in the specific case upon a determination by (i) a majority of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion, or (iii) the stockholders, that indemnification is proper in the circumstances because the applicable standard of conduct has been met. Expenses incurred by an officer or director in defending a Proceeding may be advanced by the corporation prior to the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of the person to repay the advance if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. Expenses incurred by other employees and agents may be advanced by the corporation upon terms and conditions deemed appropriate by the board of directors.

                 The Registrant's Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by Delaware law, the personal liability of directors for monetary damages for breaches of fiduciary duty.
                 Pursuant to Indemnification Agreements which the Registrant has entered into with the directors and certain officers of the Registrant, the Registrant has agreed to pay on behalf of such directors and officers, any amount which such directors and officers become legally obligated to pay by reason of the fact that they are or were directors or officers of the Registrant or of another entity at the request of the Registrant. The obligations of the Registrant to make such payments are subject to certain exceptions set forth in the Indemnification Agreements and to prohibitions against such payments under applicable law.

                 The Registrant also maintains liability insurance for its directors and officers covering, subject to certain exceptions, any actual or alleged negligent act, error, omission, misstatement, misleading statement, neglect or breach of duty by such directors or officers, individually or collectively, in the discharge of their duties in their capacity as directors and officers of the Registrant.

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, ("1933 Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.
- ---------------------------------------------

                 Not applicable.

ITEM 8.  EXHIBITS.
- ------------------

                  3.1     Certificate of Incorporation *

                  3.2     Bylaws *

                  5.1     Opinion of Hewitt & McGuire

                 23.1     Consent of Ernst & Young LLP

                 23.2     Consent of Hewitt & McGuire (included in Exhibit 5.1)

                 24.1     Power of Attorney (contained on Signature Page)

- -------------------
* Filed as Exhibits 4.1 and 4.2 to the Registrant's Registration Statement on Form S-8 (File No. 33-77432), such previously filed exhibits being incorporated herein by this reference.


ITEM 9.  UNDERTAKINGS.
- ----------------------

                 The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                                  (i)      to include any prospectus required
                                           by Section 10(a)(3) of the
                                           Securities Act;

                                  (ii)     to reflect in the prospectus any
                                           facts or events arising after the
                                           effective date of the registration
                                           statement (or the most
                                           recent post-effective amendment
                                           thereof) which, individually or in
                                           the aggregate, represent a
                                           fundamental change in the
                                           information set forth in the
                                           registration statement;

                                  (iii)    to include any material information
                                           with respect to the plan of
                                           distribution not previously
                                           disclosed in the registration
                                           statement or any material change to
                                           such information in the registration
                                           statement.

                 Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on this 5th day of June, 1995.

                                        SYSTEMED INC.


                                        By: /s/ Sam Westover
                                            ---------------------------------
                                                Sam Westover
                                                President and Chief Executive
                                                Officer

                              POWER OF ATTORNEY

                 Each person whose signature appears below authorizes Sam Westover and Kenneth J. Kay, and either of them, with full power of substitution and resubstitution, his or her true and lawful attorneys-in-fact, for him or her in any and all capacities, to sign any amendments (including post-effective amendments) to the Registration Statement and to file the same with Exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of June 5, 1995.

Signature                                          Title                               Date
- ---------                                          -----                               ----
 /s/ Sam Westover                          President, Chief Executive              June 5, 1995
- -------------------------------------      Officer and Director
     Sam Westover                          (principal executive officer)


 /s/ J. Roberts Fosberg                    Chairman of the Board                   June 5, 1995
- -------------------------------------      and Director
     J. Roberts Fosberg

 /s/ Kenneth J. Kay                        Senior Vice President, Finance          June 5, 1995
- -------------------------------------      and Administration
     Kenneth J. Kay                        (principal financial and
                                           principal accounting officer)


 /s/ John E. Flood, Jr.                    Vice Chairman of the Board              June 5, 1995
- -------------------------------------
     John E. Flood, Jr.

 /s/ Ronald P. Arrington                   Director                                June 5, 1995
- -------------------------------------
     Ronald P. Arrington

 /s/ James F. Doherty                      Director                                June 5, 1995
- -------------------------------------
     James F. Doherty

                                           Director                                June __, 1995
- -------------------------------------
     Frederick M. Myers

 /s/ Jon C. Thorson, M.D.                  Director                                June 5, 1995
- -------------------------------------
     Jon C. Thorson, M.D.

                                 EXHIBIT INDEX

                                                                                           Sequentially
Exhibit Number                                     Exhibit                                 Numbered Page
- --------------                                     -------                                 -------------
         3.1              Certificate of Incorporation of the Registrant             Incorporated by Reference

         3.2              Bylaws of the Registrant                                   Incorporated by Reference

         5.1              Opinion of Hewitt & McGuire

         23.1             Consent of Ernst & Young LLP

         23.2             Consent of Hewitt & McGuire (included in Exhibit 5.1)

         24.1             Power of Attorney (contained on Signature Page)





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